SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: January 26, 2004

(Date of earliest event reported)

TIVO INC.

(exact name of registrant as specified in its charter)

Delaware	Commission File: 000-27141	77-0463167
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

2160 Gold Street

P.O. Box 2160

Alviso, California 95002

(Address of Principal executive offices, including zip code)

(408) 519-9100
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On January 26, 2004, we agreed to issue and sell 8,000,000 shares of our common stock, par value $.001 per share, at $9.30 per share to institutional investors managed by a large investment management firm headquartered in Boston. All of the shares were offered by us. The issuance of the shares was registered pursuant to our $100 million universal shelf registration statement on Form S-3 (File No. 333-106731).

The offering is expected to close on January 30, 2004 with net proceeds to the company of approximately $74.3 million after deducting our estimated offering expenses. We intend to use the net proceeds for general corporate purposes, primarily to fund sales, marketing and customer acquisitions, and secondarily to fund research and development, capital expenditures and working capital. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing securities.

The Securities Purchase Agreement, dated January 26, 2004, pursuant to which the shares were issued, is filed as exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this report. The description of this agreement set forth in this current report is not complete and is qualified in its entirety by the provisions of the agreement itself.

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the expected closing date and the anticipated use of proceeds from the offering. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include use of proceeds from this offering, as well as the “Factors That May Affect Future Operating Results.” More information on potential factors that could affect our financial results is included from time to time in our public reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2003, as amended, and our Quarterly Report on Form 10-Q for the period ended October 31, 2003, filed with the Securities and Exchange Commission. We caution you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits.

The following exhibits are filed with this Form 8-K:

4.1	Securities Purchase Agreement, dated January 26, 2004, by and between TiVo Inc. and the Investors listed on Exhibit A thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: January 27, 2004	By:	/s/ David H. Courtney
David H. Courtney
Chief Financial Officer and Executive Vice President Worldwide Operations and Administration
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
4.1	Securities Purchase Agreement, dated January 26, 2004, by and between TiVo Inc. and the Investors listed on Exhibit A thereto.